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                                                                   EXHIBIT 3.17b

                                AMENDMENT TO THE

                                     BYLAWS
                                       OF
                            ELECTRONIC SYSTEMS, INC.

Effective Date: February 10, 1996


AMENDMENT - ARTICLE 11, Section 1

      "The entire board of directors (hereinafter, "Board of Directors" or "Board") shall consist of five (5) members, unless the shares of the Corporation are owned by a lesser number of shareholders, in which instance the number of directors shall equal at least the number of shareholders."


                                     BYLAWS

                                       OF

                            ELECTRONIC SYSTEMS, INC.

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

            Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of the Corporation in the city of Norfolk, state of Virginia, or at such place within or without the state of Virginia as shall be set forth in the notice of meeting. The meeting shall be held on ________________ of each and every year, at 2:30 p.m. The Secretary shall give personally or by mail, not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him are to be mailed to a different address, in which case it shall be mailed to the address designated in the request. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

            Section 2. Special Meeting. Special meetings of shareholders, other than those regulated by statute, may be called at any time by a majority of the directors or the President, and must be called by the President upon written request of the holders of 10% of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings, stating the place within or without the state of Virginia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called, shall be given not less than 10 nor more than 50 days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as the notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any
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such special meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

            Section 3. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

            Section 4. Record Date. The directors may fix in advance a date not less than 10 nor more than 50 days, prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of shareholders.

            Section 5. Voting. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

            Section 6. Proxies. Every proxy must be dated and signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

            Section 7. Consents. Whenever by a provision of statute or of the Articles of Incorporation or by these Bylaws the vote of shareholders is required or permitted to
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be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action's being taken.

                                   ARTICLE II

                                    DIRECTORS

            Section 1. Number and Qualifications. The entire board of directors (hereinafter, "Board of Directors" or "Board") shall consist of six members, unless the shares of the Corporation are owned by a lesser number of shareholders, in which instance the number of directors shall equal at least the number of shareholders. Directors need not be shareholders of the Corporation. The number of directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

            Section 2. Manner of Election. The directors shall be elected at the annual meeting of the shareholders by a plurality vote except as otherwise prescribed by statute.

            Section 3. Term of Office. The term of office of each director shall be until the next annual meeting of the shareholders and until his successor has been duly elected and has qualified.

            Section 4. Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors shall in all cases act as a Board, regularly convened, and, in the transaction of business the act of a majority present at a meeting except as otherwise provided by law or the Articles of Incorporation shall be the act of the Board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

            Section 5. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine.
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            Special meetings of the Board of Directors may be called by the
President at any time; and he must, upon the written request of any two directors, call a special meeting to be held not more than seven days after the receipt of such request.

            Section 6. Notice of Meetings. No notice need be given of any regular meeting of the Board. Notice of special meetings shall be served upon each director in person or by mail addressed to him at his last known post office address, at least two days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

            Section 7. Place of Meeting. The Board of Directors may hold its meeting either within or without the state of Virginia, at such place as may be designated in the notice of any such meeting.

            Section 8. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven days later.

            Section 9. Voting. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that he may hold.

            Section 10. Compensation. Each director shall be entitled to receive for attendance at each meeting of the Board or of any duly constituted committee thereof which he attends such fee as is fixed by the Board.

             Section 11. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise, shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within 30 days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor.

            Section 12. Removal of Directors. Any director
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may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the director sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a director may be removed for cause by vote of a majority of the entire Board.

            Section 13. Resignation. Any director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

                                   ARTICLE III

                                    OFFICERS

            Section 1. Officers and Qualifications. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. Any two offices, except the offices of President and Secretary, may be held by the same person.

            Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders.

            Section 3. Term of Office. All officers shall hold office until their successors have been duly elected and have qualified, or until removed as hereinafter provided.

            Section 4. Removal of Officers. Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

            Section 5. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

                                    PRESIDENT

                  A. The President shall preside at all
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meetings of the Board of Directors. He shall also preside at all meetings of the shareholders.

                  B. He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation.

                  C. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and of these Bylaws.

                  D. He shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

                  E. He shall sign and execute all contracts in the name of the Corporation, and all notes, drafts, or other orders for the payment of money.

                  F. He shall sign all certificates representing shares.

                  G. He shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

                  H. He shall enforce these Bylaws and perform all duties incident to his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the Corporation.

                                 VICE PRESIDENT

                  During the absence or incapacity of the President, the Vice President in order of seniority of election shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board may prescribe.

                                   SECRETARY

                  A. The Secretary shall keep the minutes of
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the meetings of the Board of Directors and of the shareholders in appropriate books.

                  B. He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the Corporation.

                  C. He shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

                  D. He shall keep a book or record containing the names of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open, daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the Corporation and their resident addresses.

                  E. He shall sign all certificates representing shares and affix the corporate seal thereto.

                  F. He shall attend to all correspondence and present to the Board of Directors at its meeting all official communications received by him.

                  G. He shall perform all the duties incident to the office of Secretary of the Corporation.

                                    TREASURER

                  A. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

                  B. He shall make, sign, and endorse in the
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name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

                  C. He shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

                  D. He shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the shareholders.

                  E. He shall further perform all duties incident to the office of Treasurer of the Corporation.

                  F. If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.

                                 OTHER OFFICERS

                  Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

            Section 6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

            Section 7. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

            Section 8. Reimbursement of Compensation of Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the Corporation to the full extent of such disallowance.
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It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE IV

                                      SEAL

            Section 1. Seal. The seal of the Corporation shall be as follows:


                                    ARTICLE V

                                     SHARES

            Section 1. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President and the Secretary, and sealed with the seal of the Corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued, and a record shall be maintained of the name of the person to whom the shares represented by each such certificate is issued, and the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.
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             Section 2. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the Corporation, in the manner prescribed by statute.

            Section 3. Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation and by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

            Section 4. Return Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

                                   ARTICLE VI

                                    DIVIDENDS

            Section 1. Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

                                   ARTICLE VII

                               BILLS, NOTES, ETC.

            Section 1. Execution. All bills payable, notes,
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checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

                  No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt of liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

                                  ARTICLE VIII

                                     OFFICES

                  The principal office of the Corporation shall be located in the city of Virginia Beach, state of Virginia. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 1. Manner of Amending. These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last known post office address at least 10 days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the shareholders.
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                                    ARTICLE X

                                WAIVER OF NOTICE

            Section 1. Authority to Waive Notice. Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.

                  Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.

     AMENDMENT TO BYLAWS OF ELECTRONIC SYSTEMS, INC. BY CONSENT OF SOLE SHAREHOLDER DATED DECEMBER 23, 1997.

     RESOLVED, that in accordance with the Corporation's bylaws, effective as of August 8, 1997, the first sentence of Article II, Section 1 of the Corporation's Bylaws as amended is hereby amended and restated to read as follows:

     Section 1: The entire board of directors (hereinafter, the "Board of
     ---------
Directors" or "Board") shall consist of not less than one (1) nor more than seven (7) members.